EXHIBIT 4


                                  WARRANT AGREEMENT
                                  -----------------


               WARRANT AGREEMENT, dated as of August 31, 1995, by and between ADVANCED NMR SYSTEMS, INC., a Delaware corporation ("Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent (the "Warrant Agent").

                                W I T N E S S E T H :
                                - - - - - - - - - -

               WHEREAS, the Company, its wholly-owned subsidiary ANMR Acquisition Corp., a Delaware corporation ("Acquisition Corp."), and Medical Diagnostics, Inc., a Delaware corporation ("MDI"), have entered into an Agreement and Plan of Merger, dated as of May 2, 1995 (the "Merger Agreement"), providing for the Merger (the "Merger") of MDI with and into Acquisition Corp.;

               WHEREAS, as partial consideration on the Merger in exchange for outstanding shares of MDI common stock, $.01 par value ("MDI Common Stock"), the Company is to issue one Warrant (the "Warrant" or collectively, the "Warrants") to purchase one share of the Company's Common Stock (as hereinafter defined) for each share of MDI Common Stock which is converted in the Merger for Share Consideration (as defined in the Merger Agreement) at an exercise price of $3.75 per share; and

               WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;

               NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

               SECTION 1.  Definitions.  As used herein, the following terms
                           -----------
     shall have the following meanings, unless the context shall otherwise require:

               1.01 "Common Stock" means common stock, $.01 par value, of the Company, whether now or hereafter authorized.

               1.02 "Corporate Office" means the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 40 Wall Street, New York, New York 10005.

               1.03 "Effective Date" means the date on which a Certificate of Merger meeting the requirements of Section 251 of the Delaware General Corporation Law shall be executed, verified and acknowledged and delivered to the Secretary of State of the State of Delaware for filing in accordance with the terms of the Merger Agreement.

               1.04 "Exercise Date" means, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

               1.05 "Exercise Price" means the purchase price per share to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $3.75 for each share of Common Stock, subject to adjustment from time to time pursuant to the provisions of Section 9 hereof, and subject to the Company's right to reduce the Exercise Price upon notice to all Registered Holders.

               1.06 "Market Price" means the closing price of the Common Stock as reported by the National Association of Securities Dealers, Inc. ("Nasdaq"), a national securities exchange or such other market where the Common Stock is then listed or traded.

               1.07 "Redemption Price" means the price at which the Company may, at its option, redeem the Warrants, in accordance with the terms hereof, which price shall be $.05 per Warrant.

               1.08 "Registered Holder" means as to any Warrant and as of any particular date, the person in whose name the certificate representing the Warrant shall be registered on that date on the books maintained by the Warrant Agent pursuant to Section 6.

               1.09 "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the National Association of Securities Dealers Automated Quotation System or on the exchange which is the principal United States market for the Common Stock of the Company, as determined by the Board of Directors of the Company.

               1.10 "Transfer Agent" means American Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.

               1.11 "Warrant Expiration Date" means 5:00 P.M. (New York time) on the date five years from the Effective Date of the Merger contemplated by the Merger Agreement or the Redemption Date as defined in Section 8, whichever is earlier; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized or required to close. Upon notice to all Registered Holders the Company shall have the right to extend the Warrant Expiration Date.

               1.12 "Warrant Shares" means the shares of Common Stock or other securities pursuant to Section 9 hereof issuable upon exercise of the Warrants.

               SECTION 2.  Warrants and Issuance of Warrant
                           --------------------------------
                           Certificates.
                           ------------

               2.01 A Warrant initially shall entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 9.

               2.02 Upon the execution of this Agreement, Warrant Certificates representing the number of Warrants to be exchanged in partial consideration for MDI Common Stock upon the Merger to certain holders of such MDI Common Stock or holders of securities exercisable for or convertible into MDI Common Stock in accordance with the terms of the Merger Agreement shall be executed by the Company and delivered to the Warrant Agent.

               2.03 From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations.

               2.04 From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Effective Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) at the option of the Company, in such form as may be approved by the Board of Directors, to reflect any adjustment or change in the Exercise Price, the number of shares of Common Stock purchasable upon exercise of the Warrants or the Redemption Price therefor made pursuant to Section 9 hereof. In addition, from time to time after the execution of this Agreement and up to the Warrant Expiration Date, upon the written request of the Company, the Warrant Agent shall countersign and deliver Warrant Certificates as partial consideration upon exercise of MDI stock options or warrants or upon conversion of an MDI convertible note assumed by the Company upon the Merger.

               SECTION 3.  Form and Execution of Warrant Certificates.
                           ------------------------------------------

               3.01 The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby
                       ---------
     incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or national securities system on which the Warrants may be listed. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrant Certificates shall be numbered serially with the letter W.

               3.02 Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 6.01 hereof.

               SECTION 4.  Exercise.  Each Warrant may be exercised by the
                           --------
     Registered Holder thereof at any time after issuance thereof, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrants. Promptly following, and in any event within five days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder), unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Exercise Price pursuant to such Warrants. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant (the "Warrant Proceeds") to the Company or as the Company may direct in writing.

               SECTION 5.  Reservation of Shares:  Listing:
                           --------------------------------
                           Payment of Taxes; etc.
                           ----------------------

               5.01 The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof (other than those which the Company shall promptly pay or discharge), and that upon issuance such shares shall be listed on each national securities exchange or eligible for inclusion in each automated quotation system, if any, on which the other shares of outstanding Common Stock of the Company are then listed or eligible for inclusion.

               5.02 The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

               5.03 The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

               5.04 The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants.

               SECTION 6.  Exchange and Registration of Transfer.
                           -------------------------------------

               6.01 Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

               6.02 The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

               6.03 With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

               6.04 A service charge may be imposed by the Warrant Agent for any exchange, registration or transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

               6.05 All Warrant Certificates surrendered for exercise or for exchange in the case of mutilated Warrant Certificates shall be promptly cancelled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or its resignation as Warrant Agent, or, with the prior written consent of Company, disposed of or destroyed, at the direction of the Company.

               6.06 Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

               SECTION 7.  Loss or Mutilation.  Upon receipt by the Company and
                           ------------------
     the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

               SECTION 8.  Redemption.
                           ----------

               8.01 The Warrants may be redeemed, at the option of the Company, at a redemption price of $.05 per Warrant, at any time after the average Market Price for any twenty (20) consecutive Trading Days of the Warrant Shares shall have been equal to or exceeded $4.50 per share (the "Target Price"), subject to adjustment as set forth in Section 8.06 hereof. The Company may exercise its option by giving irrevocable notice thereof to the Warrant Agent not later than ten (10) Trading Days following the end of any such twenty consecutive (20) Trading Day period. All outstanding Warrants must be redeemed if any Warrants are to be redeemed.

               8.02 If the conditions set forth in Section 8.01 hereof are met, the Company shall mail, or cause to be mailed, as soon as possible (and in no event more than five (5) Trading Days) following the delivery of the notice to the Warrant Agent referred to in Section 8.01 hereof, a notice of redemption to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not more than thirty (30) days nor less than twenty (20) days before the date fixed for redemption, at their last address as it shall appear on the records maintained pursuant to
     Section 6.02 hereof. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. The Company shall also give notice of election to redeem, within the period provided above, by issuing a release to that effect to the Dow Jones News Service.

               8.03 The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid and
     (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

               8.04 Any right to exercise a Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

               8.05 From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the redemption price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all of the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the redemption price, shall cease.

               8.06 If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Price shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

               SECTION 9.  Adjustment of Exercise Price and Number
                           ---------------------------------------
                           of Shares of Common Stock or Warrants.
                           -------------------------------------

               9.01  (a)   The Exercise Price, the number of Warrant Shares
     purchasable upon exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 9. In the event the Company shall, at any time or from time to time after the Effective Date, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Exercise Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

                     (b) Upon each adjustment of the Exercise Price pursuant to this Section 9, the total number of shares of Common Stock purchasable upon the exercise of each Warrant shall (subject to the provisions contained in Section 9.02 hereof) be such number of shares (calculated to the nearest tenth) purchasable at the Exercise Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

               9.02 The Company may elect, upon any adjustment of the Exercise Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Section 9, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Section 10 hereof, the number of additional Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Holder shall be entitled after such adjustment.

               9.03 In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

               9.04 If at any time after the Effective Date the Company shall fix a record date for the making of a distribution to all holders of its Common Stock of evidences of its indebtedness or assets (excluding cash distributions made as a dividend payable out of earnings or out of surplus legally available for dividends under the laws of the jurisdiction of the Company), or securities convertible into Common Stock of the Company, then in each case the Exercise Price in effect immediately prior to such record date shall be decreased to an amount determined by multiplying such Exercise Price by a fraction, the numerator of which is the Market Price on such record date less the then fair market value per share of Common Stock (as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a statement filed with the Warrant Agent) of the assets or evidences of indebtedness so distributed, and the denominator of which is the Market Price on such date. The number of shares of Common Stock purchasable on such record date shall be increased to a number of shares equal to (i) the number of shares of Common Stock purchasable on such record date multiplied by the Exercise Price in effect immediately prior to the adjustment required by the preceding sentence, divided by (ii) the adjusted Exercise Price computed pursuant to the immediately preceding sentence. Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Exercise Price and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be adjusted to the Exercise Price and the number of shares which were in effect prior to such record date.

               9.05 Irrespective of any adjustments or changes in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2.04 hereof, continue to express the Exercise Price per share, the number of shares purchasable thereunder and the Redemption Price therefor as the Exercise Price per share, and the number of shares purchasable and the Redemption Price therefore were expressed in the Warrant Certificates when the same were originally issued.

               9.06 After each adjustment of the Exercise Price pursuant to this Section 9, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth:
     (i) the Exercise Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled, and the adjustment in Redemption Price resulting therefrom, and (iii) a brief statement of the facts as shall be necessary to show the reason for and manner of computing such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary hereof to be sent by ordinary first class mail to each Registered Holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

               9.07 For purposes of Sections 9.01, 9.02 and 9.04 hereof, the following shall also be applicable:

                    (a) The number of shares of Common Stock outstanding at any given time shall not include shares of Common Stock owned or held by or for the account of the Company, and the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said Sections.

                    (b) No adjustment of the Exercise Price shall be made unless such adjustment would require an increase or decrease of at least $.05 in such Price; provided that any adjustments which by reason of this clause (b) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.05 in the Exercise Price then in effect hereunder.

               9.08 As used in this Section 9, the term "Common Stock" means and includes the Common Stock authorized on the Effective Date and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the Effective Date or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 9.03 hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

               9.09 Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 9, or as to the amount of any such adjustment, if required, shall be binding and conclusive upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company (or the Board of Directors of any corporation which is a successor as provided form Section 9.03 hereof). The Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section 9.

               9.10 If and whenever the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights, warrants or options to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, the Registered Holder were the holder of record of the number of whole shares of Common Stock then issuable upon exercise of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 9.

               9.11 The Company may, at its option, at any time until the Expiration Date, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company for any period of at least twenty (20) consecutive Trading Days (as evidenced in a resolution adopted by such Board of Directors). The Company shall mail, or cause to be mailed, a notice of the reduction in the Exercise Price as provided in this Section to each of the Registered Holders of the Warrants first class, postage prepaid, not later than the twentieth day before the commencement of such reduced Exercise Price, at their last address as it shall appear on the records maintained pursuant to Section 6.02 hereof.
     Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice. The Company shall also give notice of the reduction in the Exercise Price, within the time provided above, by issuing a release to that effect to the Dow Jones News Service.

               SECTION 10.  Fractional Warrants and Fractional Shares.
                            -----------------------------------------

               10.01 If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 9 hereof, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                    (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading on privileges on such exchange or listed for trading on the Nasdaq System, the current value shall be the Market Price of the Common Stock on such exchange or System on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or System; or

                    (ii) If the Common Stock is not listed or admitted to
               unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                    (iii) If the Common Stock is not so listed or admitted to
               unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

               SECTION 11.  Warrant Holders Not Deemed Stockholders.  No
                            ---------------------------------------
     Registered Holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Registered Holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

               SECTION 12.  Notices to Warrant Holders.  So long as this Warrant
                            --------------------------
     shall be outstanding, (i) if the Company shall pay any dividend (other than a cash dividend from earnings) or make any distribution upon the Common Stock, (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class, evidences of its indebtedness or assets, convertible securities or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by first class, postage prepaid to the Holder, at least fifteen (15) days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

               SECTION 13.    Registration Under The Securities Act Of 1933.
                              ---------------------------------------------
     The Company will use its best efforts to effect the registration of the shares of Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares"), and in connection therewith, the Company will as expeditiously as practicable prepare and file with the Securities and Exchange Commission a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), and use its best efforts to cause such Registration Statement to become effective. The Company will use its best efforts to maintain such Registration Statement current under the Act while any of the Warrants are outstanding, subject to discontinuance of any exercises while the prospectus included in the Registration Statement is in need of revision, provided that the Company will use its best efforts to amend or supplement or to reinstate the Registration Statement, as appropriate, as promptly as practicable. The Company may include securities in addition to the Warrant Shares in the Registration Statement or include the Warrant Shares in a registration statement being filed by the Company with respect to other securities of the Company. The Company shall bear the entire cost and expense of any Registration Statement initiated by it under this Section 13. The Company shall supply prospectuses and other documents as the Holder may request and shall qualify the Warrant Shares for sale in such jurisdictions as requested, provided, however, that the Company reserves the right, in its sole discretion, not to qualify the Warrant Shares in any jurisdiction where the Company would be required to qualify as a foreign corporation and is not otherwise required to be qualified therein.

               SECTION 14.  Rights of Action.  All rights of action with respect
                            ----------------
     to this Agreement are vested in the respective Registered Holders of the Warrants. Any Registered Holder of a Warrant, without consent of the Warrant Agent or of the Holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of Warrant Shares in the manner provided in the Warrant Certificate and this Agreement.

               SECTION 15.  Agreement of Warrant Holders.  Every Holder of a
                            ----------------------------
     Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other Holder of a Warrant that:

                    (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes.

                    (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the Holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 7 hereof.

               SECTION 16.  Cancellation of Warrant Certificates.  If the
                            ------------------------------------
     Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and cancelled by it and retired. The Warrant Agent shall also cancel any Warrant Certificate following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, split-up, combination or exchange.

               SECTION 17.  Concerning the Warrant Agent.
                            ----------------------------

               17.01 The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

               17.02 The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Exercise Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

               17.03 The Warrant Agent may at any time consult with counsel satisfactory to it and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

               17.04 Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, Vice Chairman, President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

               17.05 The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.

               17.06 The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after giving thirty (30) days' prior written notice to the Company. At least fifteen (15) days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new Warrant Agent in writing. If the Company shall fail to make such appointment within a period of fifteen (15) days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new Warrant Agent is received by the Company, such new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

               17.07 Any corporation into which the Warrant Agent or any new Warrant Agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

               17.08 The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

               SECTION 18.  Modification of Agreement.  The Warrant Agent and
                            -------------------------
     the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the Registered Holders of Warrant Certificates; provided, however, that this
                                                 --------  -------
     Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature
                      --------  -------
     of the securities purchasable upon the exercise of any Warrant, or the Exercise Price therefor, or the acceleration of the Warrant Expiration Date, and no change in the redemption provisions of Section 8 hereof or the anti-dilution provisions of Section 9 hereof which would adversely affect the interests of any Registered Holder of Warrant Certificates, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

               SECTION 19.  Notices.  All notices, requests, consents and other
                            -------
     communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such Holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 46 Jonspin Road, Wilmington, Massachusetts 01887, attention: Chairman, or at such other address as may have been furnished to the Warrant Agent in writing by the Company.

               SECTION 20.  Governing Law.  This Agreement shall be governed by
                            -------------
     and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

               SECTION 21.  Binding Effect.  This Agreement shall be binding
                            --------------
     upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the Registered Holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

               SECTION 22.  Termination.  This Agreement shall terminate at the
                            -----------
     close of business on the Expiration Date of all the Warrants or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 15 hereof shall survive such termination.

               SECTION 23.  Counterparts.  This Agreement may be executed in
                            ------------
     several counterparts, which taken together shall constitute a single document.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                  ADVANCED NMR SYSTEMS, INC.


                                  By: /s/ Jack Nelson
                                      --------------------------
                                        Jack Nelson, Chairman



                                  AMERICAN STOCK TRANSFER & TRUST COMPANY


                                  By: /s/ Geraldine Zarbo
                                      --------------------------
                                         Authorized Officer

                                                          Warrants for
                                                       the Purchase of
                                                          _____ Shares


                              VOID AFTER August 30, 2000

                        STOCK PURCHASE Warrant Certificate FOR
                               PURCHASE OF COMMON STOCK

                                          OF

                              ADVANCED NMR SYSTEMS, INC.


               This certifies that FOR VALUE RECEIVED, _______________ or registered assigns (the "Registered Holder") is the owner of the number of Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value, of Advanced NMR Systems, Inc., a Delaware corporation (the "Company") at any time after August 31, 1995 and prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent") accompanied by the payment of $3.75 or as may be adjusted (the "Exercise Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

               This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated August 31, 1995, by and between the Company and the Warrant Agent.

               In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

               Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

               The term "Expiration Date" means 5:00 P.M. (New York time) on August 30, 2000, or such earlier date as the Warrants shall be redeemed.
     If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date means 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

               The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any jurisdiction where such exercise would be unlawful.

               This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

               Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

               This Warrant may be redeemed at the option of the Company, by giving irrevocable notice thereof to the Warrant Agent as provided in the Warrant Agreement, at a redemption price of $.05 per Warrant at any time after the Market Price (as defined in the Warrant Agreement) for the securities issuable upon exercise of such Warrant shall be equal to or exceed $4.50 per share for a period of twenty consecutive trading days. Notice of redemption shall be given not earlier than the thirtieth or later than the twentieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.05 per Warrant upon surrender of this Certificate.

               Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

               This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

               IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                  ADVANCED NMR SYSTEMS, INC.


                                  By:_____________________________________
                                         Jack Nelson, Chairman

     Attest: ______________________
                    Secretary



                      [seal]



     Countersigned:

     AMERICAN STOCK TRANSFER & TRUST COMPANY


     By:___________________________________
           Authorized Officer

                       [FORM OF REVERSE OF Warrant Certificate]

                                  SUBSCRIPTION FORM

                       To Be Executed by the Registered Holder
                            in Order to Exercise Warrants


               The undersigned Registered Holder hereby irrevocably elects to exercise _____________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

              PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                      __________________________________________
                      __________________________________________
                      __________________________________________
                      __________________________________________
                       [please print or type name and address]

     and be delivered to

                      __________________________________________
                      __________________________________________
                      __________________________________________
                      __________________________________________
                       [please print or type name and address]

     and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

     Dated:  ___________________   X__________________________________________

                                    __________________________________________

                                    __________________________________________
                                                 Address


                                   ___________________________________________
                                   Taxpayer Identification Number


                                   ___________________________________________
                                          Signature Guaranteed

                                   ___________________________________________

                                      ASSIGNMENT


                       To Be Executed by the Registered Holder
                             in Order to Assign Warrants


     FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns and transfers unto


              PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                      __________________________________________
                      __________________________________________
                      __________________________________________
                      __________________________________________
                       [please print or type name and address]

     ______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
     _________________________________________________________________________
     Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

     Dated:   __________________  X__________________________________________

                                   Signature Guaranteed


                                   __________________________________________


     THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.